Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-262325 of Local Bounti Corporation of our report dated March 30, 2022, relating to the consolidated financial statements, which appear in this Form 10-K.
/s/ WithumSmith+Brown, PC
New York, New York
March 30, 2022